As filed with the Securities and Exchange Commission on December 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEYOND AIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3812456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301 Garden City, NY	11530
(Address of Principal Executive Offices)	(Zip Code)

Beyond Air, Inc. Seventh Amended and Restated 2013 Equity Incentive Plan

Inducement Stock Option Award

(Full title of the plans)

Steven A. Lisi

Chairman and Chief Executive Officer

Beyond Air, Inc.

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Name and address of agent for service)

(516) 665-8200

(Telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia Avital Perlman Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	Adam Newman Beyond Air, Inc. General Counsel 900 Stewart Avenue, Suite 301 Garden City, NY 11530 (516) 665-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Beyond Air, Inc. Seventh Amended and Restated 2013 Equity Incentive Plan

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 6,000,000 shares of common stock of Beyond Air, Inc. (the “Registrant”), par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Beyond Air, Inc. Seventh Amended and Restated 2013 Equity Incentive Plan (the “Amended Plan”). The contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the Amended Plan on October 4, 2018 (File No. 333-227697), May 13, 2020 (File No. 333-238239) June 30, 2021 (File No. 333-257562) and December 20, 2023 (File No. 333-276171), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Inducement Award

This Registration Statement is also being filed for the purpose of registering shares of Common Stock issuable upon the exercise of a stock option award granted to David Webster, the Chief Commercial Officer of the Registrant, to induce such individual to accept employment with the Registrant (the “Inducement Award”). The Inducement Award was granted effective as of July 8, 2024 and is exercisable for the purchase of 125,000 shares of Common Stock.

The Inducement Award was approved by the Registrant’s Compensation Committee of the Board of Directors in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4). The Inducement Award was granted outside of the Amended Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Amended Plan or the Inducement Award, as applicable, as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the Commission on June 24, 2024;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for quarterly periods ended June 30, 2024 and September 30, 2024, filed with the Commission on August 6, 2024 and November 12, 2024, respectively;

(c)

the Registrant’s Current Reports on Form 8-K filed with the Commission on June 18, 2024, June 27, 2024 (except as to any portion furnished under Item 2.02), August 9, 2024, September 27, 2024, October 2, 2024, October 9, 2024, November 6, 2024, November 18, 2024 (except as to any portion furnished under Item 2.02), November 26, 2024, December 3, 2024 and December 6, 2024; and

(d)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 3, 2019, as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Incorporated in the State of Delaware, the Registrant is subject to the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by an officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The indemnification and advancement of expenses provided above is not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any corporation’s bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s Amended and Restated Certificate of Incorporation authorizes the Registrant to provide indemnification of (and advancement of payments to) its directors, officers and agents (and any other persons to which applicable law permits the Registrant to provide indemnification) to the full extent required or permitted by applicable law.

The Registrant’s Amended and Restated Bylaws (“Bylaws”) provide that the Registrant shall indemnify its directors and executive officers (“executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Exchange Act) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the Registrant may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Registrant shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Registrant, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the DGCL or any other applicable law or (iv) such indemnification is required to be made under section 44(d) of the Bylaws.

The Registrant has entered into indemnification agreements with each of its directors and our executive officers and has obtained insurance covering its directors and officers against losses and insuring the Registrant against certain of its obligations to indemnify its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of AIT Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as amended and filed with the Commission on March 15, 2017).

4.2	Amended and Restated Bylaws of AIT Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on 8-K, as amended and filed with the Commission on March 15, 2017).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated June 25, 2019 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Commission on June 28, 2019).

4.4

Second Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated November 22, 2024 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2024).

4.5	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, as amended and filed with the Commission on March 15, 2017).

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP

10.1*	Beyond Air, Inc. Seventh Amended and Restated 2013 Equity Incentive Plan.

10.2*	Form of Stock Option Agreement (Inducement Grant).

23.1*	Consent of Marcum LLP, independent registered public accounting firm.

23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Garden City, New York, on December 13, 2024.

BEYOND AIR, INC.

By:	/s/ Steven Lisi
Steven Lisi
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Beyond Air, Inc., hereby severally constitute and appoint Steven Lisi and Adam Newman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Beyond Air, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven Lisi	Chairman and Chief Executive Officer (Principal Executive Officer)	December 13, 2024
Steven Lisi
/s/ Douglas Larson	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2024
Douglas Larson

/s/ Ron Bentsur	Director	December 13, 2024
Ron Bentsur

/s/ Robert Carey	Director	December 13, 2024
Robert Carey

/s/ William Forbes	Director	December 13, 2024
William Forbes

/s/ Yoori Lee	Director	December 13, 2024
Yoori Lee

/s/ Erick Lucera	Director	December 13, 2024
Erick Lucera